Exhibit 99.1

SECOND AMENDMENT TO AMENDED AND RESTATED

MASTER REPURCHASE AND SECURITIES CONTRACT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of October 2, 2020 (this “Amendment No. 2 to A/R MRA”), is entered into by and among RCC Real Estate SPE 4, LLC, as seller (together with its permitted successors and assigns in such capacity, “Seller”), EXANTAS CAPITAL CORP., formerly known as Resource Capital Corp., a Maryland corporation, as guarantor (together with its successors and permitted assigns, in such capacity, “Guarantor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as buyer (together with its successors and assigns in such capacity, “Buyer”), and acknowledged and agreed to by RCC REAL ESTATE, INC., as pledgor (together with its successors and permitted assigns, in such capacity, “Pledgor”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).

R E C I T A L S

WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (as amended by the First Amendment to Amended and Restated Master Repurchase and Securities Contract, dated as of May 29, 2019, that certain Margin Call Holiday Letter, dated as of May 7, 2020, the Extension Letter, dated effective as of July 21, 2020, the Second Extension Letter, dated as of September 3, 2020, that certain Amendment Letter, dated as of the date hereof (the “Amendment Letter”), this Amendment No. 2 to A/R MRA, dated as of the date hereof, and as may be further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”);

WHEREAS, the parties hereto desire to make certain amendments and modifications to the Repurchase Documents, including, but not limited to the execution of an Amendment Letter by the parties thereto to limit some of the funding parameters.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.Amendments to Repurchase Agreement.

(a)The following definitions in Section 2.01 of the Repurchase Agreement are amended and restated in their entirety as follows:

““Fee Letter”:  The Tenth Amended and Restated Fee Letter, dated as of May 7, 2020, between Buyer and Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.”

““Funding Expiration Date”:  The earliest of (a) October 2, 2021, (b) any Accelerated Repurchase Date, and (c) any date on which the Funding Expiration Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.”

““LIBOR”:  The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the Pricing Rate Reset Date for each Pricing Period, for a one-month period commencing on (and including) the first day of such Pricing Period and ending on (but excluding) the same corresponding date in the following month, as reported on Reuters Screen LIBOR Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Reset Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation) provided, that in no event shall LIBOR be less than the Floor.  Each calculation by Buyer of LIBOR shall be conclusive and binding for all purposes, absent manifest error.”

““Maximum Amount”:  $250,000,000, as such amount may be reduced in accordance with the following proviso; provided, that on and after the earlier of the Funding Expiration Date and the Facility Termination Date, the Maximum Amount on any date shall be the aggregate Purchase Price outstanding for all Transactions as of such date, as such amount declines over the term hereof as Purchased Assets are repurchased, Purchase Price is repaid and Margin Deficits are satisfied.”

““Pricing Rate”:  For any Pricing Period, the Benchmark for such Pricing Period plus the applicable Pricing Margin for such date; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate; provided, further that, notwithstanding anything to the contrary set forth herein or any other Repurchase Document, with respect to the Pricing Rate applicable to any Transaction, in no event shall LIBOR or any other Benchmark be less than the minimum Benchmark specified by Buyer and Seller in the related Confirmation (or Amended and Restated Confirmation, as applicable) with respect to such Transaction.”

““Total Equity”:  With respect to Guarantor and its Consolidated Subsidiaries as of any date, Guarantor’s consolidated shareholder’s equity as of such date of determination, as determined in accordance with GAAP, provided, however, that such determination in accordance with GAAP (a) shall not measure credit losses on Guarantor’s and its Consolidated Subsidiaries’ portfolio of loans in accordance with the current expected credit losses model (“CECL”); and (b) in lieu of CECL, such determination of credit losses on Guarantor’s and its Consolidated Subsidiaries’ portfolio of loans shall be determined in accordance with a risk rating-based methodology (“RRBM”) as disclosed in the financing receivables footnotes of Guarantor’s quarterly and annual financial reports filed with the Securities and Exchange Commission on Form 10-Q and Form 10-K, respectively, with the reserve being calculated by applying a credit loss to the face amount of the loan of 1.5% for loans rated 3, 5% for loans rated 4 and a specific loan credit loss for loans rated a 5, as amended from time to time as set forth in such financial reports, consistently applied.”

““Total Indebtedness”:  With respect to any Person and its Consolidated Subsidiaries and any date, determined without duplication on a consolidated basis, all amounts of Indebtedness of such Person plus the proportionate share of such Person of all Indebtedness of unconsolidated Affiliates of such Person in which such Person is an investor, on or as of such date; provided, that, for the purposes of this definition only, the term Indebtedness shall not include any Preferred Equity.”

(b)The following definitions are hereby added to Article 2 of the Repurchase Agreement in appropriate alphabetical order:

““Benchmark”:  Initially, LIBOR; provided, that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 12.01(a).”

““Benchmark Replacement”:  The first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:

(a) the sum of: (i) Term SOFR and (ii) the Benchmark Replacement Adjustment;

(b)the sum of: (i) Compounded SOFR and (ii) the Benchmark Replacement Adjustment; or

(c) the sum of: (i) the alternate rate of interest that has been selected by Buyer as the replacement (including, without limitation, a temporary replacement determined by Buyer pursuant to Section 12.01(d)) for the then-current Benchmark for the Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

provided that, in the case of clauses (a) and (b) above, such rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Buyer in its reasonable discretion.  If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.”

““Benchmark Replacement Adjustment”:

(a)For purposes of clauses (a) and (b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:

(i)the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)the spread adjustment (which may be a positive or negative value or zero) that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to USD LIBOR for the Corresponding Tenor; and

(b)for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer for the Corresponding Tenor;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Buyer in its reasonable discretion.”

““Benchmark Replacement Conforming Changes”:  With respect to any Benchmark Replacement, any technical, administrative or operational changes (including, but not limited to, changes to the definition of “Pricing Period” and “Pricing Rate”, timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, early repurchases, and other administrative matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement).”

““Benchmark Replacement Date”:  With respect to Section 12.01(a), the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark;

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(c)in the case of an Early Opt-in Election, the fifth (5th) Business Day after the Rate Election Notice is provided to Seller, and

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.”

““Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.”

““Compounded SOFR”:   The compounded average of daily SOFRs, for the Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in advance or compounding in arrears with a lookback and/or suspension period as a mechanism to determine the Price Differential amount payable prior to the end of each Pricing Period) being established by Buyer in accordance with:

(a)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR (either in advance or arrears, as applicable); provided that:

(b)if, and to the extent that, Buyer determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that Buyer determines are substantially consistent with at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time (as a result of amendment or as originally executed) that are publicly available for review;

provided, further, that if Buyer decides that any such rate, methodology or convention determined in accordance with clause (a) or clause (b) is not administratively feasible for Buyer, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.”

““Corresponding Tenor”:  With respect to a Benchmark Replacement an approximately one-month tenor (including overnight) (disregarding Business Day adjustment).”

““Early Opt-in Election”:  The occurrence of:

(a)a determination by Buyer that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities to which Buyer is a party at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, Term SOFR, or Compounded SOFR, plus (if applicable as a result of a fallback from another benchmark interest rate) a Benchmark Replacement Adjustment, and

(b)the election by Buyer to declare that an Early Opt-in Election has occurred and the provision by Buyer of written notice of such election to Seller (the “Rate Election Notice”).”

““Floor”: The greater of (a) zero (0) and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation (or Amended and Restated Confirmation, as applicable).”

““ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.”

““Reference Time”:   With respect to any determination of the Benchmark, (a) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Business Days (as determined in accordance with clause (d) of the definition of

“Business Day”) preceding the date of such determination, and (b) if the Benchmark is not LIBOR, the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.”

““Relevant Governmental Body”:   The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.”

““SOFR”:   With respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website at approximately 2:30 p.m. on the next succeeding U.S. Governmental Securities Business Day.”

““SOFR Administrator”:   The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).”

““SOFR Administrator’s Website”:   The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.”

““Term SOFR”:   The forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.”

““Unadjusted Benchmark Replacement”:   The Benchmark Replacement excluding the Benchmark Replacement Adjustment.”

““U.S. Government Securities Business Day”:  Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”

(c)The following definitions are hereby deleted from Article 2 of the Repurchase Agreement:

“Alternative Rate”

“LIBO Rate”

(d)Section 5.01(b) of the Repurchase Agreement is hereby deleted in the entirety.

(e)The title of Article 12 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“BENCHMARK REPLACEMENT; INCREASED COSTS; CAPITAL ADEQUACY”

(f)Section 12.01 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Section 12.01  Effect of Benchmark Transition Event; Market Disruption.

(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Repurchase Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Repurchase Document in respect of such determination on such date and all determinations on all subsequent dates.  If in connection with Section 12.01(a) the Benchmark Replacement is determined in connection with a Benchmark Transition Event, such Benchmark Replacement will become effective as of the Reference Time on the applicable Benchmark Replacement Date without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document.  If in connection with Section 12.01(a) the Benchmark Replacement is determined in connection with an Early Opt-in Election, such Benchmark Replacement will become effective at 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to this Agreement or any other Repurchase Document or further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.

(b)Benchmark Replacement Conforming Changes.  In connection with a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.

(c)Notices; Standards for Decisions and Determinations.  Buyer will promptly notify Seller of (i) any occurrence of a Benchmark Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the removal or reinstatement of any tenor of Term SOFR pursuant to clause (d) below.  In exercising its rights and remedies under this Section 12.01, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.  Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document.

(d)Market Disruption.  Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event or an Early Opt-in Election), adequate and reasonable means do not exist for ascertaining the then-current Benchmark for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Benchmark portion of the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Benchmark Replacement determined by Buyer pursuant to clause (c) of the definition of  “Benchmark Replacement”. For the avoidance of doubt, nothing contained in this Section 12.01 shall be construed to eliminate, replace or otherwise affect the Pricing Margin portion of the Pricing Rate calculation, which Pricing Margin shall continue to apply and be calculated as part of the Pricing Rate regardless of the applicable Benchmark.”

(g)Section 12.02 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Section 12.02 Illegality.  If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Funding Expiration Date shall be deemed to have occurred, (b) the Pricing Rate shall be the Benchmark Replacement determined by Buyer pursuant to clause (c) of the definition of “Benchmark Replacement” on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred.”

(h)Section 12.03 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Section 12.03 Breakfunding.  Upon demand of Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any actual loss, cost or expense (including reasonable legal fees and expenses, but excluding any anticipated profit) which Buyer may sustain or incur arising from (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.05, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.05 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement for any reason on a day that is not the last day of the then current Pricing Period.”

(i)Section 17.01 of the Repurchase Agreement is hereby amended by adding the following paragraph before clause (a):

“Buyer is the owner of all Servicing Rights.  Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person (including Buyer) at Seller’s expense to service or sub-service all or part of the Purchased Assets; provided, however, that if Buyer decides that a Person other than Wells is to act as Servicer, so long as no Default or Event of Default exists, any successor servicer selected by Buyer shall be subject to the consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed), and such Person shall have only such obligations with respect to such Purchased Assets as are designated by Buyer.  Notwithstanding the preceding sentence, Buyer agrees with Seller as follows with respect to the servicing of the Purchased Assets:”

Section 2.	Acknowledgment of the Extension of the Facility Termination Date.

Seller has requested the exercise of the first of three (3) options to extend the Facility Termination Date for a one (1) year period starting October 3, 2020 and ending October 2, 2021.  The foregoing requested extension of the Facility Termination Date is subject to the conditions precedent set forth in Section 3.07 of the Repurchase Agreement.  Seller hereby represents and warrants that, as of the date of the request to extend the Facility Termination Date, and as of the date hereof, that the conditions precedent set forth in Section 3.07 (other than Buyer’s consent in its discretion and Seller’s payment of the Extension Fee) have been satisfied in all respects.  Upon Buyer’s determination in its discretion that (a) all conditions precedent set forth in Section 3.07 have been satisfied and (b) all conditions precedent set forth in Section 5 of this Amendment No. 2 to A/R MRA are satisfied, Buyer’s consent to the extension will be deemed granted and the Facility Termination Date will be extended to October 2, 2021 (the First Extended Facility Termination Date) upon the closing of this Amendment No. 2 to A/R MRA.  In addition, Seller has requested and Buyer has consented to the extension of the Funding Expiration Date to October 2, 2021 (the First Extended Facility Termination Date).  This Section 2 shall not be construed as a waiver or amendment of any provision of the Repurchase Agreement or any other Repurchase Document.

Section 3.	Repurchase Documents in Full Force and Effect as Modified; No Novation.

The parties hereto have entered into this Amendment No. 2 to A/R MRA and the Amendment Letter solely to modify or amend the terms of the Repurchase Documents and do not intend this Amendment No. 2 to A/R MRA, the Amendment Letter or the transactions contemplated hereby to be, and this Amendment No. 2 to A/R MRA, the Amendment Letter and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or any other Repurchase Party under or in connection with the Repurchase Agreement or any of the other Repurchase Documents.  It is the intention and agreement of each of the parties hereto that (a) the perfection and priority of all security interests securing the payment of the Repurchase Obligations under the Repurchase Agreement and the other Repurchase Documents are preserved, (b) the Liens and security interests granted under the Repurchase Agreement and the other Repurchase Documents shall continue in full force and effect without modification, interruption, lapse, termination or limitation, and (c) any reference to the Repurchase Agreement in any Repurchase Document shall be deemed to reference the Repurchase Agreement, as amended by this Amendment No. 2 to A/R MRA.  Except as specifically modified hereby, nothing contained in this Amendment No. 2 to A/R MRA or the Amendment Letter is intended to amend, modify or otherwise affect any obligation of any Repurchase Party existing prior to the date hereof and the Repurchase Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The parties hereto agree to be bound by the terms and conditions of the Repurchase Documents, as modified by this Amendment No. 2 to A/R MRA and the Amendment Letter, as though such terms and conditions were set forth herein.

Section 4.Representations and Warranties.

Each of Seller, Guarantor and Pledgor represents and warrants, as of the date of this Amendment No. 2 to A/R MRA, as follows:

(a)it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;

(b)the execution, delivery and performance by it of this Amendment No. 2 to A/R MRA and the Amendment Letter are within its corporate, company or partnership powers, has been duly authorized and does not contravene (i) its Governing Documents or its applicable resolutions, (ii) any Requirements of Law or (iii) any Contractual Obligation, Indebtedness or Guarantee Obligation;

(c)other than applicable resolutions, no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other

Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Amendment No. 2 to A/R MRA, the Amendment Letter or the Repurchase Documents;

(d)this Amendment No. 2 to A/R MRA and the Amendment Letter have been duly executed and delivered by it;

(e)each of this Amendment No. 2 to A/R MRA, the Amendment Letter and the other Repurchase Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by Insolvency Laws and by general principles of equity;

(f)no Default or Event of Default exists or will exist after giving effect to this Amendment No. 2 to A/R MRA and Amendment Letter;

(g)none of Seller, Guarantor nor Pledgor has any defense, offset, counterclaim, abatement, right of rescission or other claims, actions, causes of action, demands, damages or liabilities of any kind or nature, in all cases whether legal or equitable, available to Seller, Guarantor, Pledgor or any other Person with respect to (i) this Amendment No. 2 to A/R MRA, the Amendment Letter, the Repurchase Agreement or the Repurchase Documents, as modified and amended hereby, (ii) the obligation of Seller to repay the Repurchase Obligations and other amounts due under the Repurchase Documents or (iii) Buyer or Buyer’s respective officers, employees, representatives, agents, counsel or directors arising out of or from or in any way related to or in connection with the Repurchase Agreement or the Repurchase Documents, including, without limitation, any action by such Persons, or failure of such Persons to act, under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof;

(h)except as specifically provided in this Amendment No. 2 to A/R MRA or the Amendment Letter, the Repurchase Obligations are not reduced or modified by this Amendment No. 2 A/R MRA;

(i)the representations and warranties of Seller, Guarantor and Pledgor set forth in the Repurchase Documents to which such entity is a party are true and correct in all material respects as of the date hereof other than those representations and warranties that refer to a specific date, in which case they are true and correct as of such earlier date; and

(j)after giving effect to this Amendment No. 2 to A/R MRA and the Amendment Letter, Seller, Guarantor and Pledgor are in compliance with each of their covenants set forth in the Repurchase Documents.

Section 5.Conditions Precedent.

(a)The effectiveness of this Amendment No. 2 to A/R MRA is subject to the following conditions precedent: (i) delivery to Buyer of this Amendment No. 2 to A/R MRA and the Amendment Letter, each duly executed by each of the parties hereto or thereto, (ii) Seller’s payment to Buyer of the Extension Fee due in connection with the extension of the term to the

First Extended Facility Termination Date, and (iii) delivery to Buyer of such other documents, agreements, certifications or legal opinions as Buyer may reasonably require.

(b)On or before October 9, 2020, Seller, Pledgor and Guarantors shall provide Buyer with (i) an opinion of counsel addressing the execution, delivery and enforceability of Amendment No. 2 to A/R MRA and the Amendment Letter, along with corporate matters of the parties, each in form and substance acceptable to Buyer and its counsel and (ii) a bring-down of the existing Bankruptcy safe harbor opinion.  The failure of Seller, Pledgor and Guarantors to deliver the referenced opinions shall, upon written notice to Seller from Buyer, constitute an immediate Event of Default under the Repurchase Agreement.

(c)To the extent not paid as a part of the conditions precedent set forth in Section 5(a), Seller acknowledges and agrees that it shall pay all legal fees and expenses of Moore & Van Allen, PLLC, as counsel to Buyer, relating to this Amendment No. 2 to A/R MRA and the Amendment Letter in an amount to be set forth on a separate invoice, within ten (10) Business Days of receipt of such invoice.

Section 6.Miscellaneous.

(a)This Amendment No. 2 to A/R MRA may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  The parties intend that faxed signatures and electronically imaged signatures such as PDF files shall constitute as original signatures and are binding on all parties.

(b)The descriptive headings of the various sections of this Amendment No. 2 to A/R MRA are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)This Amendment No. 2 to A/R MRA may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.

(d)The interpretive provisions of Section 2.02 to the Repurchase Agreement are incorporated herein mutadis mutandis.

(e)This Amendment No. 2 to A/R MRA (together with the other Repurchase Documents, as amended hereby) represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.  There are no unwritten oral agreements between the parties.

(f)this Amendment No. 2 to A/R MRA, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than SectionS 5-1401 and 5-1402 of the New York General Obligations law.

(g)In consideration of Buyer entering into this Amendment No. 2 to A/R MRA and the Amendment Letter, Seller, Guarantor and Pledgor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises out of or from or in any way relating to or in connection with the Repurchase Agreement or the Repurchase Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.

(h)Guarantor and Pledgor (i) agree to and consent to the terms and provisions of this Amendment No. 2 to A/R MRA and the Amendment Letter, (ii) acknowledge and confirm that the Guaranty and the Pledge and Security Agreement remain in full force and effect notwithstanding this Amendment No. 2 to A/R MRA and the Amendment Letter, and (iii) reaffirm their obligations under the Guaranty and the Pledge and Security Agreement (as applicable).

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to A/R MRA to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:

RCC Real Estate SPE 4, LLC, a Delaware
limited liability company

By:	/s/ Michael A. Pierro
Name:	Michael A. Pierro
Title:	Vice President

GUARANTOR:

EXANTAS CAPITAL CORP. (formerly known as
Resource Capital Corp.), a Maryland corporation, as
Guarantor

By:	/s/ Michael A. Pierro
Name:	Michael A. Pierro
Title:	Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Acknowledged and agreed to by:

RCC REAL ESTATE, INC.,
a Delaware corporation,
as a Pledgor

By:	/s/ Michael A. Pierro
Name:	Michael A. Pierro
Title:	Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BUYER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Allen Lewis
Name:	Allen Lewis
Title:	Managing Director